Exhibit 99.1

eSpeed Reports First Quarter 2006 Results

NEW YORK — May 9, 2006 — eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today reported results for the first quarter ended March 31, 2006.

First Quarter 2006 Earnings

eSpeed reported net income of $2.0 million, or $0.04 per diluted share, for the first quarter of 2006 based on Generally Accepted Accounting Principles (GAAP). To reflect earnings generated from the Company's operations, eSpeed also reports non-GAAP net operating income. For the first quarter of 2006, the Company reported non-GAAP net operating income of $1.4 million, or $0.03 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the quarter occurred primarily due to a gain from insurance proceeds of $2.1 million and a settlement of a tax-related matter of $0.1 million, partially offset by $0.7 million in accelerated amortization of capitalized software, $0.4 million in patent litigation costs, and $0.4 million in expenses relating to the relocation of the Company’s London office. All of these differences were net of tax.

For comparative purposes, eSpeed reported GAAP net income of $1.3 million, or $0.02 per diluted share, for the first quarter of 2005. For the same period, the Company reported non-GAAP net operating income of $2.7 million, or $0.05 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the first quarter of 2005 was due to $1.3 million for patent litigation costs and a non-cash charge of $0.1 million related to business partner securities. All of these differences were net of tax.

First Quarter 2006 Revenues

eSpeed's total GAAP revenues for the first quarter of 2006 were $42.6 million. For the same period, eSpeed also reported non-GAAP operating revenues of $38.7 million. The difference between GAAP and non-GAAP revenues for the first quarter of 2006 was due to a $3.5 million gain from insurance proceeds and $0.4 million in interest income related to the settlement of a tax-related matter. The Company reported GAAP and non-GAAP total revenues of $38.9 million for the first quarter of 2005.

Fully electronic revenues were $16.7 million in the first quarter of 2006 compared to $20.4 million for the first quarter of 2005. Revenues from Software Solutions in the first quarter of 2006 were $11.3 million versus $10.3 million in the year ago period. Voice assisted and screen assisted revenues totaled $8.7 million in the first quarter of 2006 versus $6.9 million in the first quarter of 2005. Non-GAAP pre-tax operating margin was 6.0 percent in the first quarter of 2006.

See ‘‘Non-GAAP Financial Measures’’ below for a detailed description of the Company’s non-GAAP financial measures.

First Quarter 2006 Volume and Transactions on the eSpeed System

Fully electronic volume on the eSpeed system, excluding new products, was $9.0 trillion for the first quarter of 2006, up 19.4 percent from $7.5 trillion in the fourth quarter of 2005 and up 40.3 percent from $6.4 trillion in the first quarter of 2005. This compares to a sequential increase of 6.1 percent and a year-over-year increase of 0.7 percent in overall quarterly US Treasury volume as reported by the Federal Reserve. Average daily Federal Reserve US Treasury volume was $561 billion for the first quarter of 2006. eSpeed's voice-assisted volume for the first quarter of 2006 was $8.1 trillion, an increase of 6.4 percent versus the $7.6 trillion reported in the fourth quarter of 2005 and an increase of 71.2 percent over the $4.7 trillion reported in the first quarter of 2005.

Fully electronic volume on the eSpeed system for new products, which the Company defines as foreign exchange, interest rate swaps, futures and repos, was $524 billion for the first quarter of 2006,

compared to $540 billion in the fourth quarter of 2005 and $436 billion in the first quarter of 2005. This represented a sequential decrease of 2.8 percent and a year over year increase of 20.2 percent. Volume for the eSpeed Equities direct access product was 203 million shares for the first quarter of 2006, up against the 147 million shares traded in the fourth quarter of 2005 and the 168 million shares traded in the first quarter of 2005.

Cash Flow & Cash

eSpeed generated cash flow from operations of $5.1 million during the first quarter of 2006, compared with $1.1 million during the comparable period in 2005. The Company also reports free cash flow, which it defines as cash from operations less net cash used in investing activities. eSpeed’s free cash flow was ($1.5) million for the first quarter of 2006 and ($8.6) million in the year-earlier period. Excluding related party receivables and payables, free cash flow for the first quarter of 2006 was $4.9 million compared with ($5.4) million in the first quarter of 2005. As of March 31, 2006, eSpeed's cash and cash equivalents were approximately $177.2 million.

Outlook

For the second quarter of 2006, eSpeed expects to generate non-GAAP operating revenues in excess of $38 million and expects non-GAAP net operating income to be in the range of $0.02 to $0.03 per diluted share. The Company expects that the average daily Federal Reserve US Treasury volume to be between $550 billion and $565 billion for the second quarter of 2006. For full year 2006, eSpeed still expects to generate non-GAAP operating revenues in excess of $152 million, although the Company now expects operating expenses to be in the range of $144 million to $147 million and for non-GAAP net operating income to be in the range of $0.07 to $0.10 per diluted share. eSpeed’s previous full year 2006 outlook had been for operating expenses to be in the range of $147 million to $150 million and non-GAAP net operating income to be in the range of $0.02 to $0.06 per diluted share.

The Company will host a conference call on Wednesday, May 10, 2006 at 8:30 a.m EST, to discuss the above results. To listen to the call via audio webcast, please visit www.espeed.com. Please note: listeners must have a Real Media or Windows Media plug in and headphones or speakers to listen to the webcast.

Non-GAAP Financial Measures

To supplement eSpeed's consolidated financial statements presented in accordance with GAAP and to better reflect the Company's quarter-over-quarter and comparative year-over-year operating performance, eSpeed uses non-GAAP financial measures of revenues, net income and earnings per share, which are adjusted to exclude certain expenses and gains. In addition, the Company provides a computation of free cash flow. These non-GAAP financial measurements do not replace the presentation of eSpeed's GAAP financial results but are provided to improve overall understanding of the Company's current financial performance and its prospects for the future. Specifically, eSpeed believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to the Company's financial condition and results from operations. In addition, eSpeed's management uses these measures for reviewing the Company's financial results and evaluating eSpeed's financial performance. For the first quarter of 2006, the difference between GAAP net income and non-GAAP net operating income was $0.7 million, net of tax. For the same period of 2006, the difference between GAAP and non-GAAP operating revenues was $3.9 million. eSpeed considers ‘‘non-GAAP net operating income’’ to be after-tax income generated from the Company's continuing operations excluding certain non-recurring or non-core items such as, but not limited to, asset impairments, litigation judgments, costs or settlements, restructuring charges, costs related to potential acquisitions, charitable contributions, insurance proceeds, business partner securities, gains or losses on investments and similar events. The amortization of patent costs and associated licensing fees (including those made in settlement of litigation) from such patents are generally treated as operating items. Material judgments or settlement amounts paid or received and impairments to all or a portion of such assets are generally treated as non-operating items. Management does not provide guidance of GAAP net income because certain items identified as excluded from non-GAAP net operating income are difficult to forecast.

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and foreign exchange marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

Discussion of Forward-Looking Statements by eSpeed, Inc.

The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, our relationship with Cantor Fitzgerald and its affiliates, the costs and expenses of developing, maintaining and protecting our intellectual property, including judgments or settlements paid or received and their related costs, the possibility of future losses and negative cash flow from operations, the effect of market conditions, including trading volume and volatility, our pricing strategy and that of our competitors, our ability to develop new products and services, to enter new markets, to secure and maintain market share, to enter into marketing and strategic alliances, to hire new personnel, to expand the use of our electronic system, to induce clients to use our marketplaces and services and to effectively manage any growth we achieve, the effects of the attacks on the World Trade Center on September 11, 2001, and other factors that are discussed under ‘‘Risk Factors’’ in eSpeed’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

Contacts:

Media:
Tristan B. Peniston-Bird, Director
Gavin Anderson & Company
212-515-1933
TPeniston-Bird@GavinAnderson.com

OR

Adrian Thomas, Director of Communications
44-207-894-8647
athomas@espeed.com

Investors:

Jason McGruder, Vice President, Investor Relations
212-829-4988
jmcgruder@espeed.com

eSpeed, Inc and Subsidiaries
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share data)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Cash and cash equivalents	$12,195	$37,070
Reverse repurchase agreements with related parties	165,052	141,365
Total cash and cash equivalents	177,247	178,435
Fixed assets, net	56,421	58,291
Investments	7,764	7,742
Goodwill	12,184	12,184
Intangible assets, net	11,261	11,356
Receivable from related parties	8,605	4,345
Other assets	11,695	8,581
Total assets	$285,177	$280,934
Liabilities and Stockholders' Equity
Current liabilities:
Payable to related parties	5,324	7,588
Accounts payable and accrued liabilities	21,921	19,649
Total current liabilities	27,245	27,237

Deferred income	7,489	7,593
Total liabilities	34,734	34,830
Stockholders' Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized, none outstanding at March 31, 2006 and December 31, 2005	—	—
Class A common stock, par value $.01 per share; 200,000,000 shares authorized; 35,426,216 and 34,387,380 shares issued at March 31, 2006 and December 31, 2005, respectively	354	343
Class B common stock, par value $.01 per share; 100,000,000 shares authorized; 21,139,270 and 22,139,270 shares outstanding at March 31, 2006 and December 31, 2005, respectively	211	221
Additional paid-in capital	297,959	294,987
Unearned stock based compensation	(1,101)	(1,592)
Treasury stock, at cost; 6,449,991 and 6,488,047 shares of Class A common stock at March 31, 2006 and December 31, 2005, respectively	(62,131)	(62,486)
Retained earnings	15,151	14,631
Total stockholders' equity	250,443	246,104
Total Liabilities and Stockholders' Equity	$285,177	$280,934

See notes to condensed consolidated financial statements

eSpeed, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31, 2006	March 31, 2005
Revenues:
Transaction revenues with related parties
Fully electronic transactions	$16,719	$20,437
Voice-assisted brokerage transactions	7,255	6,494
Screen-assisted open outcry transactions	1,426	407
Total transaction revenues with related parties	25,400	27,338
Software Solutions fees from related parties	7,491	6,104
Software Solutions and licensing fees from unrelated parties	3,799	4,177
Insurance recovery	3,500	—
Interest income	2,362	1,285
Total revenues	42,552	38,904
Expenses:
Compensation and employee benefits	13,858	13,051
Amortization of software development costs and other intangibles	6,890	4,666
Other occupancy and equipment	8,633	7,409
Professional and consulting fees	1,910	2,941
Communications and client networks	2,027	1,756
Marketing	332	493
Administrative fees to related parties	3,427	3,877
Amortization of business partner and non-employee securities	19	117
Other	2,045	2,491
Total operating expenses	39,141	36,801
Pre-tax operating income	3,411	2,103
Income tax provision	1,391	764
Net income	$2,020	$1,339
Per share data:
Basic GAAP earnings per share	$0.04	$0.03
Diluted GAAP earnings per share	$0.04	$0.02
Basic weighted average shares of common stock outstanding	50,077	53,141
Diluted weighted average shares of common stock outstanding	51,137	54,095

eSpeed, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31, 2006	March 31, 2005
Revenues:
Transaction revenues with related parties
Fully electronic transactions	$16,719	$20,437
Voice-assisted brokerage transactions	7,255	6,494
Screen-assisted open outcry transactions	1,426	407
Total transaction revenues with related parties	25,400	27,338
Software Solutions fees from related parties	7,491	6,104
Software Solutions and licensing fees from unrelated parties	3,799	4,177
Interest income	1,963	1,285
Total revenues	38,653	38,904
Expenses:
Compensation and employee benefits	13,634	13,051
Amortization of software development costs and other intangibles	5,727	4,666
Other occupancy and equipment	7,989	7,409
Professional and consulting fees	1,163	959
Communications and client networks	2,027	1,756
Marketing	332	493
Administrative fees to related parties	3,427	3,877
Other	2,046	2,491
Total operating expenses	36,345	34,702
Pre-tax operating income	2,308	4,202
Income tax provision	941	1,526
Net income	1,367	2,676
Non-operating income (loss):
Amortization of business partner and non-employee securities, net of tax	(11)	(74)
Litigation costs, net of tax	(442)	(1,263)
Accelerated amortization, net of tax	(689)	—
Office relocation cost, net of tax	(382)	—
Tax settlement, net of tax	104	—
Insurance recovery, net of tax	2,073	—
Total non-operating income (loss)	653	(1,337)
GAAP net income	$2,020	$1,339
Per share data:
Basic pre-tax operating income per share	$0.05	$0.08
Basic tax provision per share	$(0.02)	$(0.03)
Basic net operating income per share	$0.03	$0.05
Basic non-operating income (loss) per share	$0.01	$(0.02)
Basic GAAP earnings per share	$0.04	$0.03
Diluted pre-tax operating income per share	$0.05	$0.08
Diluted tax provision per share	$(0.02)	$(0.03)
Diluted net operating income per share	$0.03	$0.05
Diluted non-operating income (loss) per share	$0.01	$(0.03)
Diluted GAAP earnings per share	$0.04	$0.02
Basic weighted average shares of common stock outstanding	50,077	53,141
Diluted weighted average shares of common stock outstanding	51,137	54,095
Additional data:
Pre-tax operating margin	6.0%	10.8%

eSpeed, Inc. & Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	YTD March 31,	YTD March 31,
	2006	2005
Cash flows from operating activities:
Net income	$2,020	$1,339
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	9,845	7,098
Gain on insurance recovery from related parties	(3,500)	—
Equity in net loss (income) of unconsolidated investments	(22)	21
Deferred income tax expense	1,105	123
Stock based compensation	573	653
Tax benefit from employee stock options and warrant exercises	69	38
Excess tax benefits from stock based compensation	(47)	—
Issuance of securities under employee benefit plan	—	62
Changes in operating assets and liabilities:
Receivable from related parties	(608)	1,630
Other assets	(3,111)	(1,023)
Payable to related parties	(2,264)	(4,821)
Accounts payable and accrued expenses	1,099	(3,883)
Deferred income	(104)	(104)
Net cash provided by operating activities	5,055	1,133
Cash flows from investing activities:
Purchase of fixed assets	(2,105)	(3,613)
Capitalization of software development costs	(4,185)	(5,579)
Capitalization of patents and related defense costs	(241)	(508)
Net cash used in investing activities	(6,531)	(9,700)
Cash flows from financing activities:
Purchase of Class A common stock	—	(11,610)
Proceeds from exercises of stock options and warrants	241	104
Excess tax benefits from stock based compensation	47	—
Receivable from broker on stock option exercises	—	49
Net cash provided by (used in) financing activities	288	(11,457)
Net decrease in cash and cash equivalents	(1,188)	(20,024)
Cash and cash equivalents at beginning of period	37,070	19,884
Reverse repurchase agreements with related parties at beginning of period	141,365	189,804
Total Cash and cash equivalents at beginning of period	178,435	209,688
Cash and cash equivalents at end of period	12,195	12,960
Reverse repurchase agreements with related parties at end of period	165,052	176,704
Total Cash and cash equivalents at end of period	$177,247	$189,664
Supplemental cash information:
Cash paid for income taxes	$—	$21
Dividend distribution to Cantor (Note 12)	1,500	—
Contribution of license from Cantor (Note 10)	1,500	—
Conversion of class B common stock to class A common stock	10	—

eSpeed, Inc. & Subsidiaries
CONSOLIDATED STATEMENTS OF FREE CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended March 31,
	2006	2005
Pre-tax operating income	$2,308	$4,202
Depreciation and amortization	9,845	7,098
Other non-cash and non-operating items	1,607	(1,363)
Pre-tax operating income adjusted for depreciation, amortization and other	13,760	9,937
Income tax (provision) benefit on operating income	(941)	(1,526)
Income tax benefit (provision) on non-operating income (loss)	(450)	762
Deferred income tax expense	1,105	123
Tax benefit from stock option and warrant exercises	69	38
Income taxes paid	—	—
(Increase) in current income tax payable	(217)	(603)
Changes in related party receivable and payable, net	(6,372)	(3,191)
Changes in other operating assets and liabilities, net	(2,116)	(5,010)
Net cash provided by operating activities	5,055	1,133
Purchases of fixed assets	(2,105)	(3,613)
Capitalization of software development costs	(4,185)	(5,579)
Capitalization of patents and related defense costs	(241)	(508)
Free cash flows	(1,476)	(8,567)
Related party receivable and payable, net	6,372	3,191
Free cash flows, net of related party activity	$4,896	$(5,376)

eSpeed, Inc. and Subsidiaries
RECONCILIATION of NON-GAAP FINANCIAL MEASURES TO GAAP (unaudited)
(in thousands)

	Three Months Ended March 31,
	2006	2005

Revenues	$38,653	$38,904
Insurance proceeds [a]	3,500	—
Tax settlement [b]	399	—
GAAP revenues	$42,552	$38,904
Operating expenses	$36,345	$34,702
Amortization of business partner and non-employee securities [c]	19	117
Litigation costs [d]	747	1,982
Tax settlement [e]	224	—
Accelerated amortization [f]	1,162	—
Relocation costs [g]	644	—
GAAP expenses	$39,141	$36,801
Pre-tax operating income	$2,308	$4,202
Sum of reconciling items = [a] + [b] - [c] - [d] - [e] - [f] - [g]	1,103	(2,099)
GAAP income before income tax provision	$3,411	$2,103
Income tax provision	$941	$1,526
Income tax expense on non-operating income [h]	450	(762)
GAAP income tax provision	$1,391	$764
Net operating income	$1,367	$2,676
Sum of reconciling items = [a] + [b] - [c] - [d] - [e] - [f] - [g] - [h]	653	(1,337)
GAAP net income	$2,020	$1,339

eSpeed, Inc. and Subsidiaries
Quarterly Market Activity Report

The following table provides certain volume and transaction count information on the eSpeed system for the periods indicated.

	1Q05	2Q05	3Q05	4Q05	1Q06	% Change 1Q06 vs 4Q05	% Change 1Q06 vs 1Q05
Volume (in billions)
Fully Electronic Volume - Excluding New Products	6,384	7,111	8,014	7,500	8,957	19.4%	40.3%
Fully Electronic Volume - New Products*	436	506	376	540	524	(2.8%)	20.2%
Voice-Assisted Volume	4,726	7,401	8,576	7,608	8,093	6.4%	71.2%
Total Electronic Volume	11,546	15,018	16,966	15,648	17,574	12.3%	52.2%
Electronic Transaction Count
Fully Electronic Transactions - Excluding New Products	1,055,479	1,304,403	1,642,579	1,640,167	1,971,347	20.2%	86.8%
Fully Electronic Transactions - New Products*	71,309	91,408	115,483	111,801	131,700	17.8%	84.7%
Voice-Assisted Transactions	189,129	215,229	224,291	193,742	228,124	17.7%	20.6%
Total Transactions	1,315,917	1,611,040	1,982,353	1,945,710	2,331,171	19.8%	77.2%
eSpeed Equities Direct Access (Number of Shares Traded In Millions)	168	178	154	147	203	38.1%	20.3%
Trading Days	61	64	64	61	62

Trading Days 2006
Q1	Q2	Q3	Q4
62	63	63	62
2005
Q1	Q2	Q3	Q4
61	64	64	61

*	New Products defined as Foreign Exchange, Interest Rate Swaps, Repos and Futures. CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

Global Interest Rate Futures Volume (1)
CBOT - US Treasury Contracts	113,756,640	120,086,840	109,470,625	101,854,952	127,606,543	25.3%	12.2%
CME - Euro $ Contracts	90,815,456	117,034,054	105,199,005	97,306,869	117,284,097	20.5%	29.1%
EUREX - Bund Contracts	83,539,303	80,150,635	66,780,116	68,817,862	85,217,459	23.8%	2.0%

Fed UST Volume (in billions) (2)
UST Volume	34,570	36,749	34,554	32,820	34,810	6.1%	0.7%
Average Daily UST Volume	567	574	540	538	561	4.4%	(0.9%)

NYSE - Volume (shares traded) - in millions (3)	99,372	100,439	98,074	105,879	108,447	2.4%	9.1%
Transaction Value - in millions	3,416,701	3,456,359	3,513,352	3,738,882	4,072,426	8.9%	19.2%

NASDAQ - Volume (shares traded) - in millions (4)	121,179	112,473	104,927	110,647	128,566	16.2%	6.1%
Transaction Value - in millions	2,585,334	2,467,331	2,353,027	2,584,578	3,070,980	18.8%	18.8%

Sources:

(1)	Futures Industry Association - Monthly Volume Report - (www.cbot.com, www.cme.com, www.eurexchange.com)

(2)	www.ny.frb.org/pihome/statistics/dealer - Federal Reserve Bank

(3)	NYSE - www.nyse.com

(4)	NASDAQ - www.marketdata.nasdaq.com

Fiscal Year 2005	Jan'05	Feb'05	Mar'05
Volume Data (in billions)
Fully Electronic	2,027	2,229	2,565
Voice	1,550	1,628	1,548
Total	3,577	3,857	4,113
Transaction Count
Fully Electronic	341,336	362,482	422,970
Voice	64,431	59,901	64,797
Total	405,767	422,383	487,767
Trading Days	20	19	22

Fiscal Year 2006	Jan'06	Feb'06	Mar'06
Volume Data (in billions)
Fully Electronic	2,994	2,923	3,564
Voice	2,545	2,502	3,046
Total	5,539	5,425	6,609
Transaction Count
Fully Electronic	672,749	643,969	786,329
Voice	76,852	70,844	80,428
Total	749,601	714,813	866,757
Trading Days	20	19	23